                                                                   EXHIBIT 10.1




                           THIRD AMENDMENT AGREEMENT

                 This THIRD AMENDMENT AGREEMENT, dated as of February 28, 1997 (this "Agreement"), is among FRITZ COMPANIES, INC., a Delaware corporation (the "Company"), the several financial institutions (collectively, the "Banks"; individually, a "Bank") party to the Multicurrency Credit Agreement, dated as of December 15, 1995, as amended (the "Credit Agreement"), among the Company, the Banks, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks (in such capacity, the "Agent").

         The parties hereto agree as follows:

         Section 1. Definitions. Terms defined in the Credit Agreement, as amended hereby, are used herein with the same meanings unless otherwise specifically defined herein.

         Section 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended:

                 (a) To add certain defined terms to Section 1.01 thereof as follows:

                          "Asset Sale Date" means the date on which the Company
                 has, with respect to sales (whether or not accompanied by a leaseback) during the period after December 31, 1996, of fixed assets of the Company located in the United States, received total cumulative consideration (whether in the form of cash, debt, assumption of Indebtedness, or other consideration and without deduction for any Indebtedness secured by or otherwise payable from the proceeds of, such assets) of at least $30,000,000.

                          "Capital Expenditures" means, for any period, the
                 capital expenditures of the Company and its Subsidiaries for such period, as the same are (or would in accordance with GAAP (as in effect on February 28, 1997) be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period.

                          "Designated Special Charges" means with respect to
                 the fourth fiscal quarter of the 1997 fiscal year or either of the first two fiscal quarters of the 1998 fiscal year, the amount of any non-recurring special charges to the Company's consolidated net income occurring during such fiscal quarter and which are designated by the Company by notice, given within 30 days of the end of such fiscal quarter, to the Agent and the Banks as being "designated special charges" with respect to such fiscal quarter; provided that the aggregate amount of all such "designated special charges" with respect to all such fiscal quarters shall not exceed $15,000,000.

                          "Level V Period" means a period which is not a Level
                 I Period, a Level II Period, a Level III Period, or a Level IV Period.

                          "Operating Lease Obligation Amount" means at any time
                 for any Person, on a consolidated basis, the present value (at a 10% per annum discount rate, compounded annually) of all present and future payments which such Person is obligated to make as a lessee in respect of operating leases (including the outstanding terms thereof and all options to extend or renew such



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                 operating leases which have been exercised).

                          "Reference Banks" means BofA, ABN Amro Bank N.V., and
                 Standard Chartered Bank.

                          "Third Amendment Agreement" means the Third Amendment
                 Agreement, dated as of February 28, 1997, among the Company, the Banks, and the Agent.

                          "Third Amendment Effective Date" means the date on
                 which the Third Amendment Agreement became effective in accordance with its terms.

                 (b) To amend and restate in their entirety certain definitions set forth in Section 1.01 thereof as follows:

                          "Applicable Margin" means

                          (a)  with respect to Base Rate Loans, 0%;

                          (b) with respect to Offshore Rate Loans other than Canadian BA Rate Loans:

                                  (x) 1.250% from the Third Amendment Effective
                 Date to five days after the Compliance Certificate required under Section 7.02(a) with respect to the financial statements for second fiscal quarter of the Company's 1998 fiscal year is received by the Agent, and

                                  (y) for any other period: (i) 0.375% during
                 any Level I Period, (ii) 0.500% during any Level II Period,
                 (iii) 0.625% during any Level III Period, (iv) 0.750% during





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                 any Level IV period, and (v) 1.250% during any Level V period;
                 and

                          (c)  with respect to Canadian BA Rate Loans, 0.750%.

                          "Cash Flow Leverage Ratio" means for any four fiscal
                 quarter period for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) Adjusted Funded Debt as at the end of such period to (b) EBITDA for such period plus $17,000,000 with respect to any four fiscal quarter period which includes the third fiscal quarter of the 1997 fiscal year, plus the amount of any Designated Special Charges with respect to any four fiscal quarter period which includes the fiscal quarter in which such Designated Special Charges occurred.

                          "Fixed Charge Coverage Ratio" means for any four
                 fiscal quarter period, on a consolidated basis for the Company and its Subsidiaries, the ratio of (a) EBITDA plus total rental expense for operating leases minus Contingent Acquisition Payments, plus $11,000,000 with respect to any four fiscal quarter period which includes the third fiscal quarter of the 1996 fiscal year, plus $11,500,000 with respect to any four fiscal quarter period which includes the fourth fiscal quarter of the 1996 fiscal year, plus $17,000,000 with respect to any four fiscal quarter period which includes the third fiscal quarter of the 1997 fiscal year, plus the amount of any Designated Special Charges with respect to any four





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
                 fiscal quarter period which includes the fiscal quarter in which such Designated Special Charges occurred to (b) the sum of (i) cash taxes, (ii) cash interest expense, (iii) total rental expense for operating leases, (iv) current portion of long term debt (as of the end of such period and determined in accordance with GAAP), (v) $3,850,000 with respect to any four fiscal quarter period which includes the third fiscal quarter of the 1996 fiscal year, and (vi) $4,025,000 with respect to any four fiscal quarter period which includes the fourth fiscal quarter of the 1996 fiscal year, (vii) $5,950,000 with respect to any four fiscal quarter period which includes the third fiscal quarter of the 1997 fiscal year, and (viii) 35% of the amount of any Designated Special Charges with respect to any four fiscal quarter period which includes the fiscal quarter in which such Designated Special Charges occurred.

                          "Level IV Period" means a period (i) commencing five
                 days after the Agent has received a Compliance Certificate pursuant to Section 7.02(a) which shows a Cash Flow Leverage Ratio of less than 2.75 to 1.00 and continuing until the earlier of (A) five days after the next such Compliance Certificate is received by the Agent and (B) five days after the next such Compliance Certificate and accompanying financial statements are required to be delivered to the Agent under Sections 7.01(a) or (b) (as applicable) and 7.02(a) and





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                 (ii) which is not a Level I Period, a Level II Period, or a
                 Level III Period.

                          "Leverage Ratio" for any Person at any time means the
                 ratio of (a) the Funded Debt of such Person plus the Operating Lease Obligation Amount of such Person to (b) the Net Worth of such Person.

                 (c) To amend and restate in its entirety clause (b) of the definition of "Offshore Rate" set forth in Section 1.01 thereof as follows:

                          (b) for Offshore Rate Loans in Dollars or any
                 Offshore Currency (IBOR), (i) the rate of interest per annum determined by the Agent as the offered rate for deposits in the Applicable Currency in the approximate amount of BofA's Offshore Rate Loan for such Interest Period, which rate appears on the display page on the Telerate System, Page 3750, for the London interbank offered rates for interbank deposits in such Applicable Currency as of 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period, or (ii) in the event the Agent is unable to obtain a quotation as above provided, then the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upwards to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank to be the rate at which dollar deposits in the approximate amount of such Reference Bank's Offshore Rate Loan for such Interest Period would be





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                 offered by the applicable Lending Office to major banks in the
                 London eurodollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business
                 Days prior to the commencement of such Interest Period; and

                 (d) To amend and restate in its entirety Section 2.06 thereof as follows:

                          2.06  Termination or Reduction of Commitments.

                          (a) Voluntary. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments or L/C Commitment, or permanently reduce the Commitments or L/C Commitment by an aggregate minimum Dollar Equivalent amount of $1,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the (i) Effective Amount of all Loans and L/C Obligations would exceed the amount of the combined Commitments then in effect or (ii) the Effective Amount of all L/C Obligations would exceed the L/C Commitment.

                          (b) Mandatory. The combined Commitments shall be reduced by $20,000,000 on the first to occur of (i) April 30, 1997, or (ii) five Business Days after the Asset Sale Date.

                          (c) Effect. Each reduction of the Commitments required or permitted by





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                 this Section is separate and cumulative, so that any one such reduction shall not diminish any other such reduction, and the reductions applicable to the Commitments on any date shall be the aggregate amount of the reductions occurring on or before such date. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued but unpaid commitment and letter of credit fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

                          (d) Swingline. At no time shall the Swingline Commitment exceed the aggregate Commitments, and any reduction of the aggregate Commitments which reduces the aggregate Commitments below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the aggregate Commitments, as so reduced, without any action on the part of the Swingline Bank. At no time shall the Swingline Commitment exceed the Commitment of the Swingline Bank, and any reduction of the aggregate Commitments which reduces the Commitment of the Swingline Bank below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Commitment of the Swingline Bank,





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                 as so reduced, without any action on the part of the Swingline
                 Bank.

                 (e) To amend and restate in its entirety the first sentence of subsection (b) of Section 2.12 thereof as follows:

                 The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment equal to (x) 0.500% for the period from the Third Amendment Effective Date to the earlier of (A) five days after the Compliance Certificate required under Section 7.02(a) with respect to the financial statements for the second fiscal quarter of the Company's 1998 fiscal year is received by the Agent and (B) five days after the next such Compliance Certificate and accompanying financial statements are required to be delivered to the Agent under Sections 7.01(a) and 7.02(a) and (y) for any other period: (i) 0.125% during any Level I Period, (ii) 0.175% during any Level II Period, (iii) 0.200% during any Level III Period, (iv) 0.250% during any Level IV period, and (v) 0.500% during any Level V period.

                 (f) To correct the amendment made to Section 3.08 thereof by the Second Amendment Agreement so that the reference to "subsection (b)" in the introduction to Section 2(f) of the Second Amendment Agreement shall be corrected to read "subsection (a)".

                 (g) To amend Section 7.01 thereof by deleting the word "and" at the end of clause (c), by substituting a semi-colon (";") for the period (".") at the end of clause (d), and by adding a clause (e) and a clause (f) as follows:





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                          (e)     Promptly upon receipt thereof, copies of each
                 report submitted to the Board of Directors (or the Audit Committee thereof) of the Company by independent public accountants in connection with any annual, interim, or special audit made by them of the consolidated financial statements of the Company and its Subsidiaries including each report submitted to the Board of Directors (or the Audit Committee thereof) of the Company concerning its accounting practices and systems and any final "management letter" submitted by such accountants to management in connection with the annual audit of the Company and its Subsidiaries; and

                          (f) as soon as available, but not later than 30 days after the end of each calendar month, an accounts receivable summary aging report for the Company and its Subsidiaries as of the end of such month with comparative data for the preceding two months and the same month of the preceding year.

                 (h)  To amend and restate in their entirety clauses (j) and
(k) of Section 8.01 thereof as follows:

                                  (j) purchase money security interests on any property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property





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                 concurrently with or within 20 days after the acquisition
                 thereof (or, in the case of the construction of improvements on real property, 20 days after substantial completion thereof), (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed that permitted by Section 8.05(e); and (v) no such Lien which attaches after February 28, 1997, is on any software or data (including data pertaining to accounts receivable) used in connection with the accounting or other management information systems of the Company or any of its Subsidiaries;

                                  (k)      Liens securing obligations in
                 respect of capital leases on assets subject to such leases; provided that (i) such capital leases are otherwise permitted hereunder and that the Indebtedness secured by such Liens shall not exceed that permitted by Section 8.05(e), and (ii) no such Lien which attaches after February 28, 1997, is on any software or data (including data pertaining to accounts receivable) used in connection with the accounting or other management information systems of the Company or any of its Subsidiaries;

                 (i) To amend and restate in its entirety Section 8.03 thereof as follows:

                          8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer,





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
                 lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (a) the Company may consolidate with or merge within or into any Wholly-Owned Subsidiary of the Company, so long as the Company is the surviving corporation and (b) any Wholly-Owned Subsidiary of the Company may consolidate with or merge with or into another Wholly-Owned Subsidiary of the Company; provided that, in the case of (a) or (b), no default or Event of Default shall have occurred and be continuing after giving effect to such merger or consolidation, and after giving effect to such merger and consolidation on a pro-forma basis, the Company would be in compliance with Sections 8.15, 8.16, and 8.17.

                 (j) To amend Section 8.04 thereof by deleting clause (d) therefrom.

                 (k)  To amend and restate in their entirety clauses (d) and
(g) of Section 8.05 thereof as follows:

                                  (d)      Unsecured Indebtedness incurred by
                 Company so long as none of the Company's Subsidiaries is obligated in respect thereof, whether as a guarantor or otherwise; provided that the aggregate outstanding amount of Indebtedness incurred after February 28, 1997, by the Company and its Subsidiaries and not otherwise permitted under clauses
                 (a), (b), (c), (e), and (f) of this Section shall in no case exceed $500,000;





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                                     * * *

                                  (g)      Indebtedness not exceeding 15% of
                 the total assets of Subsidiaries of the Company which are not incorporated under the laws of the United States or any political subdivision thereof; provided that the aggregate outstanding amount of Indebtedness incurred after February 28, 1997, by the Company and its Subsidiaries and not otherwise permitted under clauses (a), (b), (c), (e), and (f) of this Section shall in no case exceed $500,000.

                 (l) To amend and restate in its entirety Section 8.16 thereof as follows:

                          8.16 Leverage Ratio. The Company shall not permit its Leverage Ratio to be greater than 1.35 to 1.00 as at the end of any fiscal quarter.

                 (m) To amend and restate in its entirety Section 8.17 thereof as follows:

                          8.17 Fixed Charge Coverage Ratio. The Company shall not permit its Fixed Charge Coverage Ratio to be less than (a)
                 1.20 to 1.00 for four fiscal quarter periods ending on or before November 30, 1996, (b) 1.05 to 1.00 for the four fiscal quarter period ending after November 30, 1996, and on or before November 30, 1997, (c) 1.20 to 1.00 for four fiscal quarter periods ending on February 28, 1998, and (d) 1.25 to
                 1.00 for four fiscal quarter periods ending after February 28, 1998.





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                 (n)  To amend and restate in its entirety Section 8.18 thereof as follows:

                          8.18 Cash Flow Leverage Ratio. The Company shall not permit its Cash Flow Leverage Ratio to be greater than (a)
                 3.85 to 1.00 as at the of the four fiscal quarter period ending on February 28, 1997, and (b) 3.00 to 1.00 as at the end of any other four fiscal quarter period.

                 (o)  To add a new Section 8.19 thereto as follows:

                          8.19 Charges. The Company shall not permit or incur any extraordinary or special charges reducing income after November 30, 1996, in excess of an aggregate amount of $1,000,000 in any fiscal quarter (such aggregate amount to be determined by adding the amount of all extraordinary items, special or other charges reducing income and without netting for extraordinary or special items increasing income or credit for tax benefits), except that the Company may incur such charges in an aggregate amount not exceeding (a) $17,000,000 with respect to the third fiscal quarter of the 1997 fiscal year and (b) $17,000,000 in the aggregate with respect to the fourth fiscal quarter of the 1997 fiscal year and the first two fiscal quarters of the 1998 fiscal year.

                 (p)  To add a new Section 8.20 thereto as follows:

                          8.20 Acquisitions. The Company shall not make, and shall not permit any of its Subsidiaries to make, any Acquisition after February 28, 1997,





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                 unless (a) the consideration payable by the Company or its
                 Subsidiaries in connection with such Acquisition shall consist entirely of the common stock of the Company and (b) the total value of the consideration paid by the Company and its Subsidiaries with respect to all such Acquisitions shall not exceed $5,000,000 in total amount.

                 (q)  To add a new Section 8.21 thereto as follows:

                          8.21 Capital Expenditures. The Company shall not permit Capital Expenditures to exceed $30,000,000 in the 1998 fiscal year or in any fiscal year thereafter.

                 (r)  To add a new Section 8.22 thereto as follows:

                          8.22 Net Loss. The Company shall not incur a net loss on a consolidated basis of greater than $17,000,000 with respect to the fiscal quarter ending February 28, 1997.

                 (s) To amend Schedule 6.05 thereto to add the following pending litigation:

                 The following shareholder class actions against the Company and certain of its officers have been filed in the United States District Court for the Northern District of California:
                 Weiss v. Fritz, et al., action no. C 96-2713 FMS; Polk v. Fritz, et al., action no. C 96-2712 WDB; E.M. Lawrence Limited Frozen Retirement Trust Dated September 1, 1992 v. Fritz Companies, Inc. et al., action no. C 96-2906 MMO.





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
                 (t) To amend and restate in its entirety schedule 2 to Exhibit C, the form of the Compliance Certificate, to be in the form attached hereto.

         Section 3. Effect. Except as specifically set forth herein, this Agreement does not limit, modify, amend, waive, grant any consent with respect to, or otherwise affect (a) any right, power or remedy of the Agent or any Bank under the Credit Agreement or any other Loan Document, (b) any provision of the Credit Agreement or any other Loan Documents all of which shall remain in full force and effect and are hereby ratified and confirmed. This Agreement does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Credit Agreement or any other Loan Document.

         Section 4. Limited Waiver. Banks hereby waive any Events of Default under Sections 8.17 or 8.18 of the Credit Agreement existing on the date of this Agreement resulting from Borrower's failure to comply with such sections of the Credit Agreement only to the extent that such Events of Default will not exist after giving effect to the amendments set forth in Section 2 of this Agreement.

         Section 5. Amendment Fees. Contemporaneously upon the execution of this Agreement, the Company shall pay to the Agent for the account of each Bank in proportion to its Pro Rata Share, an amendment fee (the "Amendment Fee") equal to $125,000. The fees payable pursuant to this Section are fully earned and non-refundable when paid, without regard to whether this Agreement becomes otherwise effective.

         Section 6. Costs. The Company shall pay all fees, costs, and expenses of any kind (including the reasonable fees and disbursements of counsel and allocated costs for in-house legal services) incurred by the Agent in connection with the negotiation, preparation, and execution of this Agreement and the other documents contemplated hereby.

         Section 7. Conditions of Effectiveness. This Agreement shall become effective as of the date hereof when all of the conditions set forth below are satisfied (or waived in accordance





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
with the provisions of this Credit Agreement), and the Agent gives notice of such effectiveness as below provided:

                 (a) Counterparts of this Agreement. Receipt by the Agent of counterparts hereof signed by the Company and the Majority Banks;

                 (b) Amendment Fee. Receipt by the Agent for the account of the Banks of the Amendment Fee;

                 (c) Payment of Certain Amounts. Payment of all fees, costs, and expenses specified in Section 6 of this Agreement (including the actual or estimated fees, costs, and expenses of counsel to the Agent) incurred in connection with the preparation, negotiation, and execution of this Agreement and the other documents contemplated hereby;

                 (d) Cross-Defaults. Receipt by the Agent of evidence satisfactory to the Majority Banks that, after giving effect to this Agreement, there will be no outstanding Default or Event of Default under Section 9.01(e) of the Credit Agreement;

                 (e) Related Consents. Receipt by the Agent of the consent and reaffirmation of the Subsidiary Guarantors, such consent and reaffirmation to be in the form appended hereto;

                 (f) Officer's Certificate. Receipt by the Agent of a certificate executed by a Responsible Officer confirming the accuracy of the representations and warranties of Section 8 hereof; and

                 (g) Authorization Documents. Receipt by the Agent of a resolution of the Company's Board of Directors authorizing the execution, delivery, and performance of this Agreement, together with a certificate of the Secretary or Assistant Secretary of the Company to the effect that such resolution was duly adopted and remains in full force and effect, all in form and substance satisfactory to the Agent and the Banks.

Promptly upon the occurrence thereof, the Agent shall notify the Company and the Banks of the effectiveness of this Agreement, and such notice shall be conclusive and binding as to the occurrence thereof on all parties hereto.





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
         Section 8. Representations and Warranties. The Company represents and warrants to the Agent and each Bank that:

                          (a)  The execution, delivery and performance by the
Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental body, agency or official, and the execution, delivery and performance by the Company of this Agreement do not contravene, or constitute a default under, any provision of applicable law or regulations or of the certificate or articles of incorporation or the by-laws of the Company or any of its Subsidiaries, or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or any assets of the Company or any of its Subsidiaries.

                          (b)  This Agreement constitutes the valid and binding
obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                          (c)  After giving effect to this Agreement, no Event
of Default or Default has occurred and is continuing, and after giving effect to this Agreement, the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents delivered pursuant thereto are true and correct in all material respects as of the date hereof as if made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

         Section 9. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original with the same effect as if all the signatures were on the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telecopier shall be effective as





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
delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of the signature page to this Agreement by telecopier shall thereafter promptly deliver a manually executed counterpart of this Agreement, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         Section 10. Governing Law and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AND IS SUBJECT TO THE PROVISIONS OF SECTIONS 11.16 AND 11.17 OF THE CREDIT AGREEMENT, RELATING TO GOVERNING LAW AND JURISDICTION AND WAIVER OF JURY TRIAL, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE HEREBY INCORPORATED HEREIN IN FULL.





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
                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

COMPANY:                                   FRITZ COMPANIES, INC.


                                           By /s/ Robert Arovas
                                           -----------------------------------
                                           Title: Chief Financial Officer and
                                                  Executive Vice President


                                           By /s/ Jan H. Raymond
                                           -----------------------------------
                                           Title: Senior Vice President

AGENT:                                     BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION, as Agent


                                           By /s/ Christine Cordi
                                           -----------------------------------
                                           Title: Vice President

BANKS:                                     BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION, as a Bank


                                           By /s/ John Holmes
                                           -----------------------------------
                                           Title: Vice President

                                           ABN AMRO BANK N.V.
                                           SAN FRANCISCO INTERNATIONAL BRANCH


                                           By /s/ Gino M. Brusatori
                                           -----------------------------------
                                           Title: Group Vice President


                                           By /s/ D. Barkley
                                           -----------------------------------
                                           Title: Group Vice President

                                           STANDARD CHARTERED BANK

                                           By /s/ M.J. Machado-Schammel
                                           -----------------------------------
                                           Title: Vice President


                                           By /s/ S. Rivera
                                           -----------------------------------
                                           Title: Assistant Vice President

                     REAFFIRMATION OF SUBSIDIARY GUARANTORS

Each of the undersigned (each, a "Subsidiary Guarantor," and, collectively, the "Subsidiary Guarantors") acknowledges and agrees that such Subsidiary Guarantor (including in its capacity, if any, as a Subsidiary Co-Borrower) has read and is familiar with, and consents to, all of the terms and conditions of the foregoing Second Amendment Agreement (the "Amendment Agreement"). In light of the foregoing, each Subsidiary Guarantor confirms and agrees that all of the terms and provisions of the Guaranty, dated as of December 15, 1995 (as amended or modified to the date hereof, the "Subsidiary Guaranty"), executed by such Subsidiary Guarantor in connection with the Credit Agreement are ratified and reaffirmed, that the Subsidiary Guaranty shall continue in full force and effect.

Although each Subsidiary Guarantor has been informed of the terms of the Amendment Agreement, each Subsidiary Guarantor understands and agrees that Agent and Banks have no duty to so notify any Subsidiary Guarantor or to seek this or any future acknowledgement, consent, or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

SUBSIDIARY GUARANTORS:

                                           FRITZ TRANSPORTATION INTERNATIONAL
                                           (H.K.) LTD.


                                           By /s/ Henry Lim
                                           -----------------------------------
                                           Title: Director


                                           FCI HOLDINGS INTERNATIONAL B.V.


                                           By /s/ John Johung
                                           -----------------------------------
                                           Title: Director

                                           FRITZ COMPANIES CANADA INC.


                                           By /s/ Dennis Pelino
                                           -----------------------------------
                                           Title: Vice President


                                           FRITZ AIR FREIGHT, INC.


                                           By /s/ Jan Raymond
                                           -----------------------------------
                                           Title: Vice President